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The Use of Self - delivering RNAi to Enhance NK Cell Cytotoxicity Melissa Maxwell, Dingxue Yan, James Cardia, Gerrit Dispersyn RXi Pharmaceuticals, Marlborough, MA, 01752 USA cell membrane RISC mRNA cleaved mRNA 1 2 3 4 RNAi compound (sd - rxRNA) administered sd - rxRNA enters cells sd - rxRNA loads into RNA - induced silencing complex (RISC) Target mRNA is cut & destroyed Disease protein expression is blocked sd - rxRNA RNA interference (RNAi) is a naturally occurring cellular process. Introduction of double stranded RNA into cells can result in association with the RNA - induced silencing complex (RISC) to target complementary mRNA sequences and degrade target genes. sd - rxRNAs are asymmetric RNAi compounds comprised of a small duplex region (≤ 15 base pairs) and a single - stranded phosphorothioate tail (4 to 12 nucleotides). In addition, sd - rxRNA compounds are chemically modified with stabilizing and hydrophobic modifications (e.g., sterol), which confer stability, efficient cellular uptake and reduced inflammatory response. sd - rxRNA can penetrate immune cells, where antibodies fall short, and block the expression of disease proteins Abstract NK cells are key players in a body’s fight against cancer . They rapidly recognize and kill tumor cells without prior sensitization . NK cells are an attractive candidate for use in adoptive cell therapy (ACT) because they are not required to be matched to a specific patient, making an off - the - shelf NK therapy product possible . Therapeutic use of NK cells shows promise against hematological cancers but the cytotoxic activity of these cells is limited by inhibitory receptors and pathways . Overexpression of such receptors has been shown to reduce NK cell - mediated cytotoxicity . Overcoming this inhibition would allow for a more potent antitumor response following ACT . We have developed a new class of stable, self - delivering RNAi compounds or sd - rxRNAs ® that incorporate features of RNAi and antisense technology . The work presented here shows that sd - rxRNAs are rapidly and efficiently taken up by immune effector cells without the use of transfection reagents . Using sd - rxRNA compounds against checkpoint inhibitors, we can suppress their expression levels by up to 95 % in immune cells including T cells and NK cells . Furthermore, we demonstrate potent activity and stability in NK cells which is maintained through cryopreservation . By treating NK cells ex vivo , prior to ACT with sd - rxRNA reducing the expression of proteins such as Cbl - b, the anti - tumor response of these cells can be improved . Ongoing work expands these findings to include compounds for more NK specific targets, including NK specific inhibitory receptors, which could be used alone or in combination . Improved NK cytotoxic activity as a result of sd - rxRNA treatment during NK manufacturing is a promising approach towards more potent off - the - shelf therapy for hematological malignancies . Figure 1: Mechanism of Cellular Gene Silencing using sd - rxRNA Figure 2: Fluorescently labeled sd - rxRNA is taken up efficiently within 24 hours Results Figure 3 : Cbl - b targeting sd - rxRNA in human NK cells cause potent and long - lasting reduction of Cbl - b mRNA 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 Cblb NTC UTC RQ Treatment 2uM 1uM 0.5uM A single dose of Cbl - b targeting sd - rxRNA is able to reduce Cbl - b mRNA levels by greater than 75% after 72 hours in freshly isolated human NK cells 0 0.2 0.4 0.6 0.8 1 1.2 1.4 Cblb NTC UTC RQ Treatment 2uM 1uM 0.5uM The reduction of Cbl - b mRNA by >30% persists for up to 10 days with a single dose of sd - rxRNA Figure 5 : Cbl - b silencing is seen after freeze/thaw cycle making sd - rxRNA treatment compatible with current NK cell therapy protocols To test whether a freeze/thaw cycle would negatively impact sd - rxRNA silencing of Cbl - b, freshly isolated human NK cells were transfected with Cbl - b - targeting sd - rxRNA for 48 hours . After 48 hours, cells were pelleted and resuspended in freeze medium containing 10 % DMSO, cooled to - 80 ºC overnight then transferred to cryostorage for 72 hours . After 72 hours, the cells were thawed into standard culture medium and incubated an additional 24 hours . Silencing of Cbl - b expression after a freeze/thaw cycle was similar to that of cells that had been transfected for 72 hours without freeze/thaw cycle (Figure 5 ) . 0% 10% 20% 30% 40% 50% 60% 70% Target NTC UTC % Target + Treatment 5uM 2uM 1uM mRNA reduction of an NK - specific target is reduced after a 72 hour transfection with siRNA Surface reduction of the target protein is seen 5 days after transfection with a targeting siRNA 0 0.2 0.4 0.6 0.8 1 1.2 1.4 Target NTC UTC RQ Treatment Figure 4 : using siRNA in human NK cells cause reduction of target mRNA which leads to a reduction in surface expression of the target protein Target protein silencing is not negatively impacted by freeze/thaw cycle ( cbl - b data shown) sd - rxRNA treatment is compatible with “off - the - shelf” (i.e. cryopreserved) NK product for adoptive cell therapy Ex vivo NK expansion Treatment with sd - rxRNA Cryopreservation of transfected NK cells Adoptive cell therapy 0 0.2 0.4 0.6 0.8 1 1.2 Cblb NTC UTC RQ Treatment Fresh Freeze/thaw Conclusions These data demonstrate the potential of using sd - rxRNA to change NK cell phenotype for use in adoptive cell therapy . The use of these compounds is compatible with existing manufacturing paradigms (no need for transfection reagents, compatible with freeze/thaw cycles) . Potent and long lasting reduction of target proteins can be achieved . By treating NK cells with sd - rxRNA targeting immune checkpoints - such as Cbl - b - or other inhibitory receptors, the anti - tumor response of these cells may be enhanced . Broad Applicability - Empower existing clinical treatment paradigms and expand applicability of engineered cells Human T Cells Engineered T Cells Human NK Cells Dendritic Cells (sd - rxRNA shown in red, nucleus shown in blue) To test the uptake of sd - rxRNAs by immune effector cells without the use of transfection reagents, various human immune effector cells were transfected with 2 uM fluorescently labeled sd - rxRNA in standard culture media for 24 hours . Cells were fixed with paraformaldehyde for 10 minutes and mounted for confocal microscopy . Results show rapid and efficient uptake in all cell types tested (Figure 2 ) . NK cell work included tests with RNAi against an immune checkpoint protein and an NK specific inhibitory receptor . Fresh human NK cells were isolated using negative selection and cultured in standard culture media containing IL - 2 . Twenty - four hours after isolation, cells were collected for transfection and the cell concentration was adjusted to ~ 1 x 10 6 cells/mL in RMPI media containing IL - 2 . Cells were seeded directly into 24 - well plates containing chemically - optimized sd - rxRNA targeting Cbl - b ranging in final concentration from 0 . 5 μM to 2 μM . Taqman gene expression assays were used to determine expression levels of Cbl - b following the RNA to Ct 1 - step protocol . Cbl - b targeting sd - rxRNA in human NK cells cause potent and long - lasting reduction of Cbl - b mRNA (Figure 3 ) . Further analysis of the effects of siRNA on NK cells was performed on an NK - specific target . mRNA levels were measured after a 72 hour transfection, and surface expression of the target protein was analyzed by flow cytometry after 5 days (Figure 4 ) . Property of RXi Pharmaceuticals www.rxipharma.com September 26, 2018 Contact: Melissa Maxwell mmaxwell@rxipharma.com 508 - 929 - 3600